As filed with the Securities and Exchange Commission on June 16, 1998
                                                 Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 2O549

                                     FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             DOUGHTIE'S FOODS, INC.
             (Exact name of registrant as specified in its charter)

              VIRGINIA                           54-0903892
     (State of incorporation)        (IRS Employer Identification No.)

                           2410 WESLEY STREET
                          PORTSMOUTH, VIRGINIA            23707
               (Address of Principal Executive Offices) (Zip Code)

                             DOUGHTIE'S FOODS, INC.
                           1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                MICHAEL S. LAROCK
                                   SECRETARY
                              DOUGHTIE'S FOODS, INC.
                               2410 WESLEY STREET
                            PORTSMOUTH, VIRGINIA 23707
                                 (757) 399-2451
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
             TITLE OF                              PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
          SECURITIES TO           AMOUNT TO BE    OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
          BE REGISTERED          REGISTERED (1)        SHARE (2)               PRICE               FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par              112,500            $7.375           $829,687.50           $244.76
value


(1) This Registration Statement also covers such indeterminable number of additional shares that may hereafter become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction, pursuant to the adjustment provisions of the Doughtie's Foods, Inc. 1998 Stock Incentive Plan (the "Plan").

(2) Determined in accordance with Rules 457 (c) and (h), the registration fee is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq SmallCap Market on June 10, 1998.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

                  (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of
Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Michael S. LaRock, Corporate Secretary, at
(757) 399-2451.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Doughtie's Foods, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission")pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K (File No. 0-07166)for the fiscal year ended December 27, 1997.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document incorporated pursuant to (a) above, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998.

                  (c) The description of the Company's Common Stock, $1.00 par value per share, which is contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        William R. Waddell, a director of the Company, is a partner in the law firm of McGuire, Woods, Battle & Boothe, LLP, which is the Company's outside general corporate counsel and which provided the opinion contained in Exhibit 5 of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Virginia Stock Corporation Act authorizes the Company to indemnify its officers, directors, employees or agents against certain liabilities.
In addition to the availability of any statutory rights, the Company's Bylaws provide that directors and officers of the Company will be indemnified from the reasonable expenses, including attorney's fee, incurred by such officer or director in connection with being made a party to any action, suit or proceeding by reason of his or her being a director or officer of the Company, except to the extent that there is an adjudication that such director or officer is liable for negligence or misconduct in the performance of his or her duties.

     The Company has purchased directors' and officers' liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.*

        4(a) Registrant's Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 29, 1984).

        4(b) Registrant's Bylaws (incorporated by reference from Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 30, 1995).

        5       Opinion and Consent of McGuire, Woods, Battle & Boothe, LLP.

        23(a)   Consent of Counsel (included in Exhibit 5).

        23(b)   Consent of Price Waterhouse LLP.

        24 Power of Attorney (included on signature pages to this Registration Statement.

        99 Doughtie's Foods, Inc. 1998 Stock Incentive Plan, filed herewith.

---------------

*       Exhibits are numbered in accordance with Item 601 of Regulation S-K.


ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (a)     (1)     To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement;

        provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment and each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant, Doughtie's Foods, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, Commonwealth of Virginia, on June 15, 1998.

                                  DOUGHTIE'S FOODS, INC.
                                  Registrant

                                  By: /s/ Steven C. Houfek
                                     --------------------------------
                                     Steven C. Houfek
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Steven C. Houfek and Marion S. Whitfield, Jr. and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on June 15, 1998.

                  SIGNATURE                                 TITLE

          /s/ Vernon W. Mules                    Chairman of the Board of
       -----------------------------------       Directors
             Vernon W. Mules

          /s/ Steven C. Houfek                   President, Chief Executive
       -----------------------------------       Officer and Director
             Steven C. Houfek

          /s/ Marion S. Whitfield, Jr.           Senior Vice President and
       -----------------------------------       Director (Principal Financial
             Marion S. Whitfield, Jr.            and Accounting Officer)

          /s/ Adolphus W. Hawkins, Jr.           Director
       -----------------------------------
             Adolphus W. Hawkins, Jr.

         /s/ Donald B. Ratcliffe                 Director
       -----------------------------------
             Donald B. Ratcliffe

           /s/ James F. Cerza, Jr.               Director
       -----------------------------------
             James F. Cerza, Jr.

          /s/ William R. Waddell                 Director
       -----------------------------------
             William R. Waddell

                                  EXHIBIT INDEX




EXHIBIT NUMBER*                              DESCRIPTION
---------------                              -----------

4(a) Registrant's Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 29, 1984).

4(b)                Registrant's Bylaws (incorporated by reference from Exhibit
                    3(b) to the Company's Annual Report on Form 10-K for the year ended December 30, 1995).

5                   Opinion and Consent of McGuire, Woods, Battle & Boothe, LLP.

23(a)               Consent of McGuire, Woods, Battle & Boothe, LLP (included in
                    Exhibit 5).

23(b)               Consent of Price Waterhouse LLP.

24 Power of Attorney (included on signature pages to this Registration Statement).

99 Doughtie's Foods, Inc. 1998 Stock Incentive Plan, filed herewith.


--------------

*Exhibits are numbered in accordance with Item 601 of Regulation S-K.